UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 21, 2010
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

3300 N. “A” Street
Bldg. 2, Suite 218
Midland, TX	79705
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Doral Energy Corp. (the “Company”) has determined that the accounting treatment of the “assets held for sale” reported in the Company’s unaudited financial statements for the interim period ended April 30, 2010 to be the incorrect accounting treatment. Management has determined that under Full Cost accounting, the sale of the properties reported for the period ended April 30, 2010 does not meet the criteria for “assets held for sale” or “discontinued operations”.

Also as a result of this correction, on October 21, 2010, the management and Board of Directors of Doral Energy Corp. (the “Company”) concluded that the Company’s unaudited financial statements for the interim period ended April 30, 2010, (the “Relevant Period”) should no longer be relied upon and will be restated. Correcting the above referenced accounting treatment will result in no impact to Net Income for the Relevant Period.

The Company expects to file restated financial statements for the Relevant Periods as soon as practicable. The Company expects to file its Annual Report on Form 10-K on a timely basis within the extended period set out in Rule 12b-25 of the Securities Exchange Act of 1934.

The Company’s Board of Directors discussed the decision to restate the Company’s financial statements for the Relevant Periods with the Company’s independent registered public accounting firm, MaloneBailey, LLP.

Item 9.01     Financial Statements And Exhibits.

(d)     Exhibits

Exhibit
Number	Description of Exhibit

99.1	News Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: October 21, 2010
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Chairman of the Board
and Chief Executive Officer